                                                                    Exhibit 10.4


  Confidential treatment has been requested for certain portions of this document which have been omitted and filed separately with the Secretary of the Securities and Exchange Commission. Omitted portions are indicated by [REDACTED].


                                LETTERHEAD OF:
               SEALY MATTRESS COMPANY Northeast Regional Office
           18 Main Street Extension - Plymouth, Massachusetts 02360
                     Phone 508/747-6062 - Fax 508/747-6379

March 17,1997


Mr. Jon Studner
Chief Executive Officer
Mattress Discounters
9822 Fallard Court
Upper Marlboro, MD 20772


Dear Jon:

I want to express my appreciation to Mattress Discounters for our senior management meeting between our companies on Tuesday, February 18, in Los Angeles. We feel it was a win-win situation for Mattress Discounters and Sealy to be chosen as your single bedding source.

The following were the topics and agreements of our meeting:

1.   Sealy-only stores - Sealy, Inc. will become the only bedding supplier,
     -----------------
     other than bedding produced by Mattress Discounters in its own factories or as substitute for such manufacturing, and subcontracted under their own label, to Mattress Discounters for three periods as follows:

        July 1, 1997 through December 31, 1997
        January 1, 1998 through December 31, 1998
        January 1, 1999 through June 30, 2000

2.   Price increases - Sealy, Inc. will agree to maintain current Sealy prices
     ---------------
     as charged to Mattress Discounters through the balance of 1997. Sealy, Inc. will agree not to make any product changes on its new Comfort Cell products design until 1998 without Mattress Discounters' concurrence. Stearns and Foster will continue to be managed under our national product and pricing policies.

3.   Returns - Your current return percentage to Sealy, Inc. is 1.78% to total
     -------
     sales. Mattress Discounters has agreed to maintain its current comfort exchange policy on $899 retail and above. Our common goal is to have Sealy returns from Mattress Discounters be less than

Mr. Jon Studner
March 14, 1997
Page 2

     2% and Comfort Cell products less than 4%. We agreed to maintain the current returns procedure and review this program every six months, in order to identify and address problems for either Mattress Discounters or Sealy.

4.   [REDACTED]

5.   Indemnification - Sealy, Inc. will agree to indemnify, hold harmless, and
     ---------------
     defend Mattress Discounters against any patent and trademark litigation resulting from the Sealy Comfort Cell products sold to Mattress Discounters during our three-year agreement.

6.   Rebate Program - To the extent permitted by applicable laws, the subsidy
     --------------
     and rebate program will be as set forth on Attachment A.

7.   Wholesale sales - Sealy, Inc. will pay all subsidies and rebate dollars
     ---------------
     based upon Mattress Discounters wholesale sales less the following:
     -   Floor samples
     - Current promotional products or similar future promotional specifications
     -   Product returns

8.   Payment of subsidies - From July 1, 1997 through December 31, 1997, Sealy,
     --------------------
     Inc. will pay a [REDACTED] subsidy on wholesale sales. Subject to Mattress Discounters' remaining in compliance with this agreement and as more fully set forth on the attached schedule, beginning January 1, 1998, Sealy, Inc. will pay a [REDACTED] subsidy on wholesale sales until purchases beginning January 1, 1998 total [REDACTED] and thereafter a [REDACTED] subsidy on wholesale sales in excess of [REDACTED], for the balance of the agreement. Sealy, Inc. will pay the subsidy monthly by the 30th of each following month during the term of the agreement. Sealy, Inc. will reconcile and pay rebate dollars due Mattress Discounters on July 31 in 1998, 1999, and 2000. [REDACTED]

9.   Quarterly rebate payment - Sealy, Inc., will pay a [REDACTED] percent
     ------------------------
     rebate on wholesale sales each quarter during the term of the agreement. Sealy, Inc. will reconcile the rebate, per the attached schedule, and pay the balance of the rebate earned to Mattress Discounters on July 31 in 1998, 1999, and 2000. If Mattress Discounters' wholesale sales fall short of the [REDACTED] rebate sales volume, [REDACTED]

10.  Initial subsidy and rebate - Upon execution of this initial letter of
     --------------------------
     understanding, and upon notification to Simmons, which notification will occur no later than March 1, 1997 that Sealy will be your single-bedding source effective July 1, 1997, Sealy, Inc. will pay Mattress Discounters [REDACTED]. This payment will be paid to Mattress Discounters
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Mr. Jon Studner
March 14, 1997
Page 3

     [REDACTED]
     per month, commencing March 1, 1997 and continuing on the fifteenth day of April, May, and June, 1997.

11.  Pre-agreement subsidy level - Sealy will begin to pay the [REDACTED]
     ---------------------------
     subsidies beginning March 1, 1997 through June 30, 1997.

12.  Term and assignment - The term of this agreement shall be for three (3)
     -------------------
     years subject to its terms. Mattress Discounters may assign this agreement as a result of the transfer of the majority of ownership in or control of Mattress Discounters to a third party, other than a bedding manufacturer or any of its affiliates, pursuant to which the third party also acquires essentially all of Mattress Discounters' then existing stores and other retail distribution, it being understood this agreement shall only be applicable to (a) the then existing Mattress Discounters locations, (b) future retail locations that are owned by Mattress Discounters or identified to consumers as "Mattress Discounters" stores, and (c) any company that Mattress Discounters directly or indirectly controls which sells bedding to the public, including licensees and franchisees, regardless of the trade name under which it operates.

13.  Advertising information - Sealy will be provided with the necessary
     -----------------------
     advertising expenditure information required by our co-operative advertising policy in a timely manner.

14.  Terms - Sealy, Inc. has agreed to improve your terms to [REDACTED].
     -----
     Mattress Discounters will continue to pay by wire transfer.

15.  Pricing issue - Chuck Dawson and Ray Bojanowski will resolve very minor
     -------------
     pricing issues for Sealy's charge to Mattress Discounters on Roseland Pillowtop and Crown Jewel Level I Pillowtop.

16.  Ticks - Chuck Dawson and Ray Bojanowski will resolve some minor tick issues
     -----
     on a couple of Sealy models.

17.  Point of purchase - Chuck Dawson and Ray Bojanowski will work out point-of-
     -----------------
     purchase materials including pillowshams, neon signs, Comfort Cell product information, and other Sealy and Stearns & Foster materials for all Mattress Discounters stores.

18.  Mattress Discounters commitments - Mattress Discounters has agreed to the
     --------------------------------
     following:
     - Equal commissions will be paid to sales associates on Sleepcare and Sealy, Inc. products at similar retail price points.
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Mr. Jon Studner
March 14, 1997
Page 4

     - Sealy, Inc. will be Mattress Discounters only bedding supplier, other than bedding produced by Mattress Discounters, in all stores and in all markets, including all stores Mattress Discounters controls or opens using other trade names.

     - Sealy, Inc. products will maintain a minimum balance of sale of [REDACTED] of bedding. Mattress Discounters will be responsible for all contests or spiffs paid to retail associates and all contests or spiffs will be equal for all brands and products.

19.  Mattress Discounters defined - Whenever the term Mattress Discounters is
     ----------------------------
     used in this letter, it is intended to apply to Mattress Discounters, its parent, subsidiaries, affiliates, or assigns, and to any company that Mattress Discounters directly or indirectly controls which sells bedding to the public, including licensees and franchisees, regardless of the trade name under which it operates.

Jon, I appreciate the confidence you have in the Sealy, Inc., management team, and we look forward to the start of a long-term partnership between the largest and best specialty store retailer and the largest and best manufacturer of bedding in the industry. If you concur that this letter confirms our discussion and agreement, (a) please sign below and return one copy to me, and (b) accept the enclosed check for [REDACTED] representing the first pre-payment discussed in paragraph 10 above.


Sincerely yours,


/s/ Charles L. Dawson
Charles L. Dawson
Regional Vice President of Sales


CLD:lsr
Enc.

                    X /s/ Jon M. Studner
                    ____________________________________________________________
                    Name:   Jon M. Studner
                    Title:  Executive Vice President & Chief Operating
                            Officer
                    Entity: Mattress Discounters

[REDACTED]